Exhibit 99.1

MCKESSON CORPORATION ANNOUNCES FOURTH QUARTER FISCAL 2026 EARNINGS RELEASE DATE AND PARTICIPATION IN UPCOMING CONFERENCES

IRVING, Texas, March 6, 2026 -- McKesson Corporation (NYSE: MCK) will release its fourth quarter fiscal 2026 financial results after market close on Thursday, May 7, 2026. Chief Executive Officer Brian Tyler and Chief Financial Officer Britt Vitalone will host a live webcast of the earnings conference call for investors at 4:30 PM Eastern Time to review its financial results.

Mr. Vitalone will be participating in Leerink Partners Global Healthcare Conference and Barclays Global Healthcare Conference on Wednesday, March 11, 2026. Mr. Vitalone will also participate in the BofA Securities 2026 Healthcare Conference in May 2026.

McKesson Corporation has reaffirmed fiscal 2026 full year outlook as previously issued on February 4, 2026.

The live webcast for each event will be available on McKesson’s Investor Relations website.

About McKesson Corporation

McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Stories & Insights.

We routinely use our website, investor.mckesson.com, to post information that may be material to investors, such as business developments, earnings, and financial performance, as well as presentation materials and details for upcoming and past events.

Contacts

Investors
Investors@McKesson.com